As filed with the Securities and Exchange Commission on March 5, 1998
                                                 Registration No. 333-__________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                                SYMMETRICOM, INC.
             (Exact name of registrant as specified in its charter)

       CALIFORNIA                                      95-1906306
(State of incorporation)                    (I.R.S.Employer Identification No.)

                              2300 Orchard Parkway
                         San Jose, California 95131-1017
          (Address, including zip code, of principal executive offices)


                            1990 EMPLOYEE STOCK PLAN
                            (Full Title of the Plan)


                                William D. Rasdal
                                SymmetriCom, Inc.
                              2300 Orchard Parkway
                         San Jose, California 95131-1017
                     (Name and address of agent for service)

                                 (408) 943-9403
                (Telephone number, including area code, of agent for service)




                                   Copies to:
                             FRANCIS S. CURRIE, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304



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                   CALCULATION OF REGISTRATION FEE

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Title of         Amount          Proposed            Proposed        Amount of
Securities to    to be        Maximum Offering   Maximum Aggregate  Registration
be Registered  Registered(1)  Price Per Share(2) Offering Price(2)     Fee
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Common Stock,
no par value     476,384         $9.1563           $4,361,915          $1,286.76
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(1)   Pursuant  to Rule 429 of the  Securities  Act of  1933,  as  amended  (the
      "Securities Act"), the prospectus delivered to participants under the registrant's 1990 Employee Stock Plan also relates to an aggregate of 2,667,102 shares initially registered under Form S-8 registration nos. 33-38384, 33-56042, 333-00333 and 333-21815.

(2) Estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Act"), solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low prices of the Common Stock reported in the Nasdaq National Market on March 3, 1998, which average was $9.1563


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                                     PART II

                     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

      There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

      (b) The Registrant's Quarterly Report on Form 10-Q for the quarters ended September 30, 1997, and December 31, 1997 filed pursuant to Section 13 of the Exchange Act.

      (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      (d) The description of the Registrant's Common Share Purchase Rights contained in the Registrant's registration statement on Form 8-A dated December 18, 1990, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


Item 4.  Description of Securities.

      Not applicable.


Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

                                      II-1
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Item 6.  Indemnification of Directors and Officers.

      Section 317 of the California Corporations Code ("Section 317") authorizes a corporation to indemnify a person against expenses and liabilities arising from third party or derivative actions to which the person is or is threatened to be made a party by reason of the fact that such person is or was an agent of the corporation, so long as such person acted in good faith and in a manner the person reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. Section 317 requires a corporation to indemnify an agent who has been successful on the merits in defense of any third party or derivative action against expenses actually and reasonably incurred in connection therewith. The indemnification authorized by Section 317 is not exclusive of additional indemnification rights which an agent may have.

      In accordance with Section 204 of the California Corporations Code, the Registrant's Articles of Incorporation eliminate the liability of directors for monetary damages to the fullest extent permissible under California law. The Registrant's Articles of Incorporation also authorize the Registrant to indemnify the directors and officers to the fullest extent permissible under California law.

      The Registrant's Bylaws require the Registrant to indemnify directors and officers of the Registrant, and authorize the Registrant to indemnify other agents, to the maximum extent permitted under the California Corporations Code. Such provisions also apply to former directors, officers and agents of the Registrant, and persons serving as directors, officers or agents of another entity at the request of the Registrant.

      The Registrant has entered into indemnification agreements with its directors and officers providing for indemnification of such directors and officers to the maximum extent permitted by law, including future changes to the law permitting broader indemnification than that currently permitted. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the California Corporations Code or the Registrant's Bylaws.

      The Registrant currently maintains liability insurance for its directors and officers.


Item 7.  Exemption from Registration Claimed.

      Not applicable.

                                      II-2

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Item 8.  Exhibits.

      Exhibit
      Number

      4.1*  1990 Employee Stock Plan
      4.2** Forms of Stock Option Agreement, Restricted Stock Purchase
            Agreement, Tandem Stock Option/SAR Agreement, and Stock Appreciation Right Agreement for use with 1990 Employee Stock Plan
      5.1   Opinion of Wilson,  Sonsini,  Goodrich & Rosati, P.C., as
            to legality of securities being registered
      23.1  Independent Auditors' Consent
      23.2  Consent of Counsel (contained in Exhibit 5.1)
      24.1  Power of Attorney (See signature page)
--------

*Incorporated   by  reference  to  the  exhibit  filed  with  the   Registrant's
 registration statement on Form S-8 (File No. 333-00333) filed with the Securities and Exchange Commission on January 19, 1996.

**Incorporated by reference to the exhibit filed with the Registrant's registration statement on Form S-8 (File No. 33-38384) filed with the Securities and Exchange Commission on December 24, 1990.

Item 9.  Undertakings.

      (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That,  for the purpose of  determining  any liability  under the
Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                     III-3
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      (b) The undersigned  Registrant  hereby  undertakes  that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's
annual  report   pursuant  to  Section  15(d)  of  the  Exchange  Act)  that  is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                     III-4
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                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 5, 1998.


                                          SYMMETRICOM, INC.


                                          By: /s/ William D.Rasdal
                                              William D.Rasdal, Chairman of the
                                              Board and Chief Executive Officer


                                POWER OF ATTORNEY


      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William D. Rasdal and J. Scott Kamsler, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.



                                     III-5
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      Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,  this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                         TITLE                       DATE



/s/ William D. Rasdal         Chairman of the Board and        March 5, 1998
(William D. Rasdal)           Chief Executive Officer
                              (Principal Executive Officer)


/s/ J. Scott Kamsler          Senior Vice President, Finance   March 5, 1998
(J. Scott Kamsler)            and Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)


/s/ Richard W. Oliver         Director                         March 5, 1998
(Richard W. Oliver)


/s/ Roger A. Strauch          Director                         March 5, 1998
(Roger A. Strauch)


/s/ Robert M. Wolfe           Director                         March 5, 1998
(Robert M. Wolfe)


                                     III-6
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                                SYMMETRICOM, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


Exhibit
Number                   Description

4.1*      1990 Employee Stock Plan

4.2** Forms of Stock Option Agreement, Restricted Stock Purchase Agreement, Tandem Stock Option/SAR Agreement, and Stock Appreciation Right Agreement for use with 1990 Employee Stock Plan

5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as to legality of securities being registered

23.1      Independent Auditors' Consent

23.2      Consent of Counsel (contained in Exhibit 5.1)

24.1      Power of Attorney (See signature page).

-----------

* Incorporated by reference to the exhibit filed with the Registrant's registration statement on Form S-8 (File No. 333-00333) filed with the Securities and Exchange Commission on January 19, 1996.

** Incorporated by reference to the exhibit filed with the Registrant's registration statement on Form S-8 (File No.33-38384) filed with the Securities and Exchange Commission on December 24, 1990.


                                     III-7